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                                                                 EXHIBIT 10.11.1

                               AMENDMENT TO LEASE

                  THIS AMENDMENT TO LEASE ("Amendment") is made as of THE OCT 5th, 1998, by and between CARBONNEAU FAMILY LIMITED PARTNERSHIP, a Michigan limited partnership, of 133 Robinhood Drive, S.E., Grand Rapids, Michigan 49546 ("Lessor"), and ROCKFORD CORPORATION, an Arizona corporation, of 613 South Rockford Drive, Tempe, Arizona 85281 ("Lessee") based on the following facts:

         A. Lessor's predecessor in title, Carbonneau Industries, Inc., and Lessee, entered into a certain Lease Agreement dated October 27, 1986, effective as of September 1, 1986 and amended as of October 1, 1988 (collectively, "Lease") for the demise of certain premises commonly known as 609 Myrtle Street, N.W., and 600 Webster, N.W., Grand Rapids, Michigan (collectively, "Grand Rapids Plant").

         B. By its terms, the Lease is scheduled to terminate as of midnight, March 31, 1999, which is ten years after the "New Plant Completion Date," as defined in the Lease. However, Lessor and Lessee desire to extend the Lease term, and provide Lessee with additional options to renew the Lease.

         C. To accomplish such purposes, Lessor and Lessee desire to amend the Lease as provided in this Amendment.

         NOW THEREFORE, Lessor and Lessee amend the Lease as follows:

         1. TERM. The fifth introductory paragraph of the Lease is amended in part to provide that the Lease shall be "for a period commencing September 1, 1986, and ending March 31, 2001."

         2. RENT.

         (a) Paragraph 2(j) of the Lease is amended in its entirety to substitute the following paragraphs:

                  (j-1) From September 1, 1998, through March 31, 1999, at the rate of $10,000 per month,

                  (j-2) From April 1, 1999, through March 31, 2001, at the rate of $11,000 per month.

         (b) Paragraph 2(o) is amended in its entirety to substitute the following subparagraph:

                  (o) At the rate of $4.73 per square foot from April 1, 1997, through March 31, 2001.

         3. RENEWAL OPTIONS. The following additional subparagraph is added to Paragraph 16 of the Lease:
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                  (j) Options to Renew. So long as Lessee is not then in default under this Lease, Lessee shall have three (3) options to renew this Lease for additional terms of one (1) year each, upon giving Lessor at least one hundred eighty (180) days written notice of the exercise of such option prior to the then scheduled termination date of the Lease. Each such renewal shall be on the same terms and conditions as set forth in this Lease, with the exception that the Rent payable under this Lease shall be increased at the commencement of each such renewal term by three percent (3%) over the Rent payable for the period immediately prior to such renewal.

         4. RATIFICATION. Except as expressly amended by this Amendment, the Lease shall continue in full force and effect, as written.

         Lessor and Lessee have signed and delivered this Amendment to Lease as of the date set forth above.

WITNESSES:                             CARBONNEAU FAMILY LIMITED
                                       PARTNERSHIP


/s/_________________________           By /s/
(Janice K. Hulbert          )             _____________________________________
                                       James T. Carbonneau
                                       Its General Partner
/s/_________________________
(Sandra D. Kopp             )                                            Lessor

                                       ROCKFORD CORPORATION


/s/_________________________           By /s/ David Richards
(Shade Shutters             )            ______________________________________
                                       Its Vice President Information
                                       Technologies

/s/_________________________                                             Lessee
(Lynn Thrower               )

                                       [Notary Stamp - Victoria Lynn Hodson]
                                       /s/
                                       9/29/98